EXHIBIT 99.2

Instructions to the Letter of Transmittal for Common Shares of

Weyerhaeuser Company

Offer to Exchange

All Shares of Common Stock of

DOMTAR CORPORATION

which are owned by Weyerhaeuser Company

for

Common Shares of Weyerhaeuser Company

and Exchangeable Shares of Weyerhaeuser Company Limited

Pursuant to the Prospectus—Offer to Exchange, dated February 2, 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 2, 2007, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

These Instructions to the Letter of Transmittal for common shares of Weyerhaeuser Company provide information and instructions on how to properly complete the Letter of Transmittal. We urge you to read these instructions and the Prospectus—Offer to Exchange, dated February 2, 2007. After carefully reviewing these materials, please complete the Letter of Transmittal and return it to Mellon Investor Services LLC, the Exchange Agent ( the “Exchange Agent”), at one of the addresses listed below. You should only complete the enclosed Letter of Transmittal if you are tendering common shares of Weyerhaeuser Company.

The Exchange Agent for the Exchange Offer is:

MELLON INVESTOR SERVICES LLC

By Mail:	By Hand or Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept.—27th Floor 480 Washington Boulevard Mail Drop-Reorg Jersey City, NJ 07310

IMPORTANT—PLEASE READ THESE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE LETTER OF TRANSMITTAL

Reference is made to the Prospectus—Offer to Exchange, dated February 2, 2007 (the “Prospectus—Offer to Exchange”), the Letter of Transmittal and the Instructions thereto (the “Instructions”), which, together with any amendments or supplements thereto or hereto, constitute the offer (the “Exchange Offer”) by Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), to exchange all shares of common stock, par value $0.01 per share (“Company Common Stock”), of Domtar Corporation, a Delaware corporation (the “Company”), owned by Weyerhaeuser, for common shares of Weyerhaeuser, par value $1.25 per share (“Weyerhaeuser common shares”), and exchangeable shares of Weyerhaeuser Company Limited that are validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer upon the terms and subject to the conditions set forth herein and in the Prospectus—Offer to Exchange.

This Letter of Transmittal may only be used for the tender of Weyerhaeuser common shares.

The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 2, 2007, unless extended by Weyerhaeuser in accordance with applicable law and the terms of the Exchange Offer, in which event the term “expiration” shall mean the latest time and date at which the Exchange Offer, as extended, shall expire.

PLEASE SEE THE SECTION IN THE PROSPECTUS—OFFER TO EXCHANGE ENTITLED “THIS EXCHANGE OFFER” FOR ADDITIONAL INFORMATION AND DETAIL CONCERNING THE EXCHANGE OFFER AND THE PROCEDURES FOR TENDERING YOUR WEYERHAEUSER COMMON SHARES.

Exchange of Weyerhaeuser Common Shares—General Information

Appointment of the Exchange Agent as Attorney-in-Fact and Proxy

By executing the Letter of Transmittal, you irrevocably appoint the Exchange Agent as your attorney-in-fact and proxy, with full power of substitution, to the full extent of your rights with respect to Weyerhaeuser common shares tendered and accepted for exchange by Weyerhaeuser and with respect to any and all other Weyerhaeuser common shares and other securities issued or issuable in respect of the Weyerhaeuser common shares on or after the expiration of the Exchange Offer. That appointment is effective when and only to the extent that Weyerhaeuser deposits the shares of Company common stock for exchange for the Weyerhaeuser common shares that you have tendered with the Exchange Agent. Such proxy shall be considered coupled with an interest in the tendered Weyerhaeuser common shares and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). The Exchange Agent will, with respect to the Weyerhaeuser common shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as it, in its sole discretion, deems proper at any annual, special or adjourned meeting of holders of Weyerhaeuser common shares or otherwise. Weyerhaeuser reserves the right to require that, in order for Weyerhaeuser common shares to be deemed validly tendered, immediately upon Weyerhaeuser’s acceptance for exchange of those Weyerhaeuser common shares, Weyerhaeuser must be able to exercise full voting rights with respect to such shares.

Weyerhaeuser Common Shares Deemed Accepted for Exchange Upon Notice to the Exchange Agent

Weyerhaeuser will be deemed to have accepted for exchange, and thereby exchanged, Weyerhaeuser common shares validly tendered and not properly withdrawn if and when Weyerhaeuser notifies the Exchange Agent of its acceptance of the tenders of those Weyerhaeuser common shares.

On or prior to the time of consummation of this Exchange Offer, Weyerhaeuser will transfer (or cause to be transferred) to the Exchange Agent, by book-entry, all of the Company common stock owned by Weyerhaeuser, with irrevocable instructions to deliver the shares of Company common stock to be exchanged for Weyerhaeuser common shares in the Exchange Offer and deliver the shares of Company common stock to be distributed in any pro rata dividend (as described in the Prospectus-Offer to Exchange under “This Exchange Offer—Dividend of any Shares of Company Common Stock Remaining after this Exchange Offer”). Shares of Company common stock will be transferred to the holders of Weyerhaeuser common shares pursuant to the Exchange Offer promptly after receipt of Weyerhaeuser’s notice and determination of the final proration factor. You will not receive any interest on any cash paid to you, even if there is a delay in making the payment.

Weyerhaeuser Will Determine the Validity of Any Tender

Weyerhaeuser will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Weyerhaeuser common shares, in Weyerhaeuser’s sole discretion, and its determination shall be final and binding. Weyerhaeuser reserves the absolute right to reject any and all tenders of Weyerhaeuser common shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Weyerhaeuser also reserves the absolute right to waive any of the conditions of the Exchange Offer (other than the mandatory conditions described in the Prospectus—Offer to Exchange), or any defect or irregularity in the tender of any Weyerhaeuser common shares. No tender of Weyerhaeuser common shares is valid until all defects and irregularities in tenders of Weyerhaeuser common shares have been cured or waived. Neither Weyerhaeuser nor the Exchange Agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any Weyerhaeuser common shares or will incur any liability for failure to give any such notification. Weyerhaeuser’s interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and instruction booklet thereto) will be final and binding.

Return of Weyerhaeuser Common Shares if Tender Not Accepted

If Weyerhaeuser does not accept for exchange any tendered Weyerhaeuser common shares for any reason pursuant to the terms and conditions of the Exchange Offer, the Exchange Agent will (a) in the case of Weyerhaeuser common shares held in certified form, return such certificates without expense to the tendering shareholder and (b) in the case of such shares tendered by book-entry transfer pursuant to the procedures set forth in the Prospectus-Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering”, such shares will be credited to an account maintained within The Depository Trust Company), in each case promptly following expiration or termination of the Exchange Offer.

Effect of Tenders

A tender of Weyerhaeuser common shares pursuant to any of the procedures described below will constitute your acceptance of the terms and conditions of the Exchange Offer as well as your representation and warranty to Weyerhaeuser that (1) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other Weyerhaeuser common shares or other securities issued or issuable in respect of such shares), (2) when the same are accepted for exchange, Weyerhaeuser will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (3) you own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Weyerhaeuser common shares for such person’s own account unless, at the time of tender, the person so tendering (1) has a net long position equal to or greater than the amount of (a) shares of Weyerhaeuser common shares tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the Weyerhaeuser common shares tendered and such person will acquire such shares for tender by conversion, exchange or exercise; and (2) will cause such shares to be delivered in accordance with the terms of the Prospectus—Offer to Exchange. Rule 14e-4 provides a similar restriction applicable to the tender of guarantee of a tender on behalf of another person.

Binding Agreement

The tender of Weyerhaeuser common shares pursuant to any of the procedures described below will constitute a binding agreement between Weyerhaeuser and you upon the terms of and subject to the conditions to the Exchange Offer.

Procedures for Tendering

In all cases, Weyerhaeuser will accept for exchange Weyerhaeuser common shares tendered and accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of (a)(i) certificates representing all physically tendered Weyerhaeuser common shares, other than Weyerhaeuser common shares in uncertificated form held through the Weyerhaeuser Direct Stock Purchase Plan maintained by Mellon Investor Services LLC, as transfer agent (the “DSPP Shares”), or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Weyerhaeuser common shares in the exchange agent’s account at The Depository Trust Company, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in connection with a book-entry transfer through The Depository Trust Company, an agent’s message and (c) any other required documents.

The method of delivery of share certificates of Weyerhaeuser common shares and all other required documents, including delivery through The Depository Trust Company, is at your option and risk, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Certificates representing shares of Company common stock will not be issued to holders of Weyerhaeuser common shares pursuant to the Exchange Offer. Rather than issuing certificates for such shares of Company common stock to tendering holders of Weyerhaeuser common shares, the Exchange Agent will cause shares of Company common stock to be credited to book-entry accounts maintained by the Company’s transfer agent for the benefit of the respective holders.

Weyerhaeuser Common Shares Held in Certificated Form

If you hold certificates representing Weyerhaeuser common shares, to validly tender such shares pursuant to the Exchange Offer, you must, prior to the expiration of the Exchange Offer, deliver to the Exchange Agent the Letter of Transmittal, properly completed and duly executed (or a manually executed facsimile of that document), along with any required signature guarantees and any other required documents, and the certificates representing the Weyerhaeuser common shares tendered. The Exchange Agent’s address is listed on the back cover of the Letter of Transmittal.

DSPP Shares

If you hold DSPP Shares, you must deliver to the Exchange Agent a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees and any other required documents. Since certificates are not issued for DSPP Shares, you do not need to deliver any certificates representing those shares to the Exchange Agent. The Exchange Agent’s address is listed on the Letter of Transmittal.

Weyerhaeuser Common Shares Held Through a Broker, Dealer, Commercial Bank, Trust Company or Similar Institution

If you hold Weyerhaeuser common shares through a broker, dealer, commercial bank, trust company or similar institution, you should follow the instructions sent to you separately by that institution. You should not use the Letter of Transmittal to direct the tender of your Weyerhaeuser common shares. If that institution holds shares through The Depository Trust Company, it must notify The Depository Trust Company and cause it to transfer the shares into the Exchange Agent’s account in accordance with The Depository Trust Company’s procedures. The institution must also ensure that the Exchange Agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your Weyerhaeuser common shares. A tender by book-entry transfer will be completed upon receipt by the Exchange Agent of an agent’s message, book-entry confirmation from The Depository Trust Company and any other required documents.

The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the Weyerhaeuser common shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal (including the Instructions thereto) and that Weyerhaeuser may enforce that agreement against the participant.

The Exchange Agent will establish accounts with respect to the Weyerhaeuser common shares at The Depository Trust Company for purposes of the Exchange Offer, and any eligible institution that is a participant in The Depository Trust Company may make book-entry delivery of the Weyerhaeuser common shares by causing The Depository Trust Company to transfer such shares into the Exchange Agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedure for the transfer. Delivery of documents to The Depository Trust Company does not constitute delivery to the Exchange Agent.

Signature Guarantees

Signatures on the Letter of Transmittal must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being an “eligible institution”), except in cases in which Weyerhaeuser common shares are tendered either (1) by a registered shareholder who has not completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (2) for the account of an eligible institution.

If the certificates for Weyerhaeuser common shares are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an eligible institution.

Withdrawal Rights

Weyerhaeuser common shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer and, unless Weyerhaeuser has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Weyerhaeuser accepts Weyerhaeuser common shares pursuant to the Exchange Offer, your tender is irrevocable.

For your withdrawal to be effective, the Exchange Agent must receive from you a written notice of withdrawal at one of its addresses set forth on the back cover of the Prospectus—Offer to Exchange, and your notice must include your name and the number of Weyerhaeuser common shares to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Weyerhaeuser common shares withdrawn must also be furnished to the Exchange Agent, as stated above, prior to the physical release of the certificates, and an eligible institution must guarantee all signatures on the notice of withdrawal, unless those Weyerhaeuser common shares have been tendered for the account of any eligible institution. If Weyerhaeuser common shares have been tendered pursuant to the procedures for book-entry tender discussed in the Prospectus-Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering”, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with The Depository Trust Company’s procedures.

Weyerhaeuser will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decision shall be final and binding. Neither Weyerhaeuser nor the Exchange Agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.

Any Weyerhaeuser common shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn Weyerhaeuser common shares by following one of the procedures discussed in Prospectus-Offer to Exchange in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering”, at any time prior to the expiration of the Exchange Offer.

Except as otherwise provided above, any tender made under the Exchange Offer is irrevocable.

Guaranteed Delivery Procedures

If you wish to tender Weyerhaeuser common shares pursuant to the Exchange Offer but (i) your certificates are not immediately available; (ii) you cannot deliver the shares or other required documents to the Exchange Agent on or before the expiration date of the Exchange Offer; or (iii) you cannot comply with the procedures for book-entry transfer through the Depositary Trust Company on a timely basis, you may still tender your Weyerhaeuser common shares, so long as all of the following conditions are satisfied:

•	you make your tender by or through an eligible institution;

•	on or before the expiration date, the Exchange Agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Weyerhaeuser, in the manner provided below; and

•	within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery, the Exchange Agent must receive (i) (A) certificates representing all physically tendered Weyerhaeuser common shares (other than DSPP shares) and (B) in the case of shares tendered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Weyerhaeuser common shares in the Exchange Agent’s account at The Depository Trust Company; (ii) a properly completed and duly executed Letter of Transmittal (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message; and (iii) any other required documents.

Registered shareholders (including any participant in The Depository Trust Company whose name appears on a Depository Trust Company security position listing as the owner of Weyerhaeuser common shares) may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the Exchange Agent. If you hold Weyerhaeuser common shares through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf. You must, in all cases, include a Medallion guarantee by an eligible institution in the form set forth in the notice of guaranteed delivery.

INSTRUCTIONS TO COMPLETE THE LETTER OF TRANSMITTAL

ABOUT YOU AND YOUR SHARES (BOX 1)

Shown above Box 1 of the Letter of Transmittal are the registration number of your account and the number and type of shares owned by you, as reflected on the records of Weyerhaeuser at the time of mailing these Instructions. If your stock certificate(s) is lost, please follow the instructions in Box 5 of the Letter of Transmittal (see the instructions for Box 5 below) or contact the Exchange Agent at 1-800-270-3499. Strike any incorrect address information that is printed above Box 1 and clearly print the correct address in the space beside the printed information.

REQUIRED SIGNATURES (BOX 1)

All individuals listed on the account must sign the Letter of Transmittal. Please be sure to include your daytime telephone number.

By your signature, you (1) acknowledge receipt of the Prospectus—Offer to Exchange and agree that all elections, instructions and orders in the Letter of Transmittal are subject to the terms and conditions of the Prospectus—Offer to Exchange and these Instructions; (2) represent and warrant that you are, as of the date of execution of the Letter of Transmittal, the record holder of the Weyerhaeuser common shares covered thereby, with good title to those shares and full power and authority to sell, assign and transfer those shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; (3) agree that you will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the Weyerhaeuser common shares covered thereby; (4) irrevocably appoint the Exchange Agent, as your agent, to effect the exchange pursuant to the Letter of Transmittal and the instructions hereto; (5) authorize and instruct the Exchange Agent to cause the delivery of the Weyerhaeuser common shares covered hereby, and to receive on your behalf, in exchange for the Weyerhaeuser common shares represented by such certificate(s), any check and/or any certificate(s) for shares of Company common stock issuable to the undersigned and to sell on your behalf any fractional shares to which you are entitled and receive on your behalf any cash proceeds from such sale; (6) authorize the Exchange Agent to rely upon all representations, certifications and instructions contained in the Letter of Transmittal; and (7) agree that all authority conferred or agreed to be conferred in the Letter of Transmittal is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by, and survives, your death or incapacity.

W-9 CERTIFICATION (BOX 2)/FORM W-8BEN

If you are a U.S. taxpayer, certify that the Social Security Number printed on the form is correct. Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Substitute Form W-9 Certification. Failure to provide the information on this form may subject the tendering shareholder to a US$50 penalty imposed by the U.S. Internal Revenue Service (“IRS”) and/or back-up withholding imposed by the IRS. If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the relevant shares. Non-U.S. taxpayers should complete and sign an IRS Form W-8BEN.

TENDER (BOXES 3a and 3b)

Indicate in Box 3a on the Letter of Transmittal, the number of Weyerhaeuser common shares held in certificated form and the associated share certificate number(s) you would like to tender for shares of Company common stock, subject to proration as provided in the Prospectus—Offer to Exchange. Unless otherwise indicated, it will be assumed that all Weyerhaeuser common shares evidenced by surrendered certificates are being tendered. Indicate in Box 3b on the Letter of Transmittal, the number of DSPP shares you would like to tender for shares of Company common stock, subject to proration as provided in the Prospectus—Offer to Exchange. Note that no fractional shares will be issued, so you may also receive a cash payment in lieu of any fractional shares.

UNLESS THERE ARE SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

1) Verify the number of Weyerhaeuser common shares you have chosen to tender;

2) Sign and date the Letter of Transmittal and include your daytime phone number;

3) Verify the SSN or TIN printed on the form and sign the Substitute Form W-9 certification; and

4) Include your Weyerhaeuser common share certificate(s), if any, with the Letter of Transmittal in the enclosed envelope.

SPECIAL TRANSFER INSTRUCTIONS (BOX 6)

If you want your shares of Company common stock registered or your check made payable in a name or names different from the name(s) printed on the Letter of Transmittal, please follow the instructions below. First, print the name(s) and address(es) of the person(s) receiving the shares in the space provided under Special Transfer Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Letter of Transmittal.

Name change due to marriage or transfer of ownership to another individual:

1) Obtain a signature guarantee for the shareholder whose name is printed on the Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

Shareholder whose name is printed on the Letter of Transmittal is deceased. You are the executor or administrator of the estate:

1) Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2) Obtain a signature for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the instructions for completing substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

1) Provide a certified (under raised seal) copy of the death certificate.

2) Provide the survivor’s signature. (Signature guarantee is not necessary in this case.)

3) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing the Substitute Form W-9 for more detailed information.

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

1) Provide a certified (under raised seal) copy of the death certificate.

2) The survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker whose is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing the Substitute Form W-9 for more detailed information.

The account is a custodial account and the former minor has reached the legal age of majority:

1) The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2) Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing the Substitute Form W-9 for more detailed information.

If the request is being made by a minor who has now reached the age of majority:

1) The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing the Substitute Form W-9 for more detailed information.

You want to have the account registered in the name of a trust:

1) Obtain a signature guarantee for the shareholder whose name is printed on the Letter of Transmittal. If it is a joint account both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2) Provide a copy of the first and last pages of the trust agreement.

3) Complete the Substitute Form W-9 in Box 2 of the Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the instructions for completing the Substitute Form W-9 for more detailed information.

LOST, MISSING OR DESTROYED CERTIFICATE(S) (BOX 5)

If your certificate(s) representing Weyerhaeuser common shares has been mutilated, destroyed, lost or stolen and you wish to tender any of the shares represented by such certificate(s), you will need to complete the affidavit of lost certificate in Box 5 of the Letter of Transmittal. You will also need to pay a surety bond for your lost shares. Upon receipt of the completed Letter of Transmittal with the affidavit of lost certificate and the surety bond payment, your Weyerhaeuser common shares will be included in the Exchange Offer. If you cannot locate some or all of your Weyerhaeuser stock certificates, please fill out Box 5 of the Letter of Transmittal.

IF YOUR CIRCUMSTANCES DIFFER FROM THOSE LISTED ABOVE,

OR IF YOU HAVE ANY OTHER QUESTIONS, PLEASE CONTACT

Shareholders Call Toll-free from the U.S. and Canada:

877-750-9497 (English speakers)

877-825-8777 (French speakers)

Banks and Brokers Call Collect: 212-750-5833